Calculation of Filing Fee Tables
N-2
Ardian Access LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units of Beneficial Interest	457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Units of Beneficial Interest	415(a)(6)			$ 430,459,414.00			N-2	333-282445	04/25/2025	$ 65,903.00
			Total Offering Amounts:				$ 1,430,459,414.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	(1) This registration statement (the "Registration Statement") relates to the aggregate offering of $1,000,000,000 of units of beneficial interest of the Fund. The offering currently includes Class J, Class I, and Class D Units. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

[2]	(3) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement carries forward $430,459,414 of units of beneficial interest that were previously registered pursuant to Registrant's Registration Statement on Form N-2 (File No. 333-282445) effective April 25, 2025 and which remain unsold as of the filing date of this Registration Statement (the "Unsold Units"). (4) Amount represents $65,903 previously paid to register $430,459,414 of Unsold Units, plus $138,100 to register the additional $1,000,000,000 of units of beneficial interest registered hereby. Effective October 1, 2025, the filing fee rate was decreased to $138.10 per million dollars of the proposed maximum aggregate offering price of the securities to be registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date